UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 9, 2023

KORE Group Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40856	86-3078783
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3 Ravinia Drive NE, Suite 500

Atlanta, GA 30346

877- 710-5673

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	KORE	The New York Stock Exchange
Warrants to purchase common stock	KORE WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Investment Agreement

On November 9, 2023, KORE Group Holdings, Inc., a Delaware corporation (“KORE”), entered into an Investment Agreement (the “Investment Agreement”) with Searchlight IV KOR, L.P., a Delaware limited partnership affiliated with Searchlight Capital Partners, L.P. (the “Purchaser”). The Company has agreed to issue and sell to the Purchaser, pursuant to the Investment Agreement, (i) shares of Series A-1 Preferred Stock of the Company, par value of $0.0001 (the “Series A-1 Preferred Stock”), at a price per share of $1,000.00 and (ii) a warrant (the “Warrant”) to purchase shares of common stock of the Company, par value of $0.0001 per share (the “Common Stock”), with an exercise price of $0.01 per share (as may be adjusted in accordance with the Warrant) in a private placement (collectively, the “Financing”) for an aggregate purchase price of $150,000,000 (the “Purchase Price”). At the closing (the “Closing”), the Company will issue to the Purchaser an aggregate of 150,000 shares of the Series A-1 Preferred Stock and a Warrant to purchase up to an aggregate of 11,800,000 shares of Common Stock (as may be adjusted in accordance with the Warrant). The Company expects that the Closing will occur on or before December 1, 2023, subject to satisfaction of the conditions set forth in the Investment Agreement, including delivery of the Purchase Price by the Purchaser and the execution, delivery and effectiveness of the New Credit Agreement (as defined below).

On the terms and subject to the conditions set forth in the Investment Agreement, from and after the Closing until the date that is six months following the Closing, the Company has the option to issue and sell to the Purchaser for an aggregate purchase price up to $20 million, additional shares of Series A-1 Preferred Stock and additional Warrants (“Additional Warrants”) the proceeds of which may be used by the Company solely to repurchase shares of Common Stock from a stockholder (excluding any directors or executive officers of the Company and certain affiliates) in an amount not to exceed 10 million shares of Common Stock and otherwise on the terms set forth in the Investment Agreement.

The Investment Agreement (including the forms of Certificates of Designations (defined below) and Warrant) contain customary representations and warranties, covenants and agreements, including certain standstill provisions, transfer restrictions and information rights.

Certificate of Designations for Series A-1 Preferred Stock

Dividends on each share of Series A-1 Preferred Stock will accrue daily on the Preference Amount (as defined below) at the then-applicable Dividend Rate (as defined below) and will be payable quarterly in arrears, as set forth in the certificate of designations designating the Series A-1 Preferred Stock, the form of which is attached as Annex I-1 to the Investment Agreement (the “Series A-1 Preferred Stock Certificate of Designations”). As used herein, “Dividend Rate” with respect to the Series A-1 Preferred Stock means 13% per annum, with an increase to 15% per annum if the Company shall fail to redeem all of the outstanding shares on the tenth anniversary of issuance (the “Mandatory Redemption Date”). Dividends are payable either in cash or through an accrual of unpaid dividends (“Accrued Dividends”), at the Company’s option.

The Series A-1 Preferred Stock will rank senior to the Common Stock with respect to dividend rights, redemption rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.

At any time on or before the first anniversary of the Closing, the Company may redeem all or any portion of the Series A-1 Preferred Stock in cash at a price equal to 104.0% of the sum of (i) the original liquidation preference of $1,000 per share of Series A-1 Preferred Stock plus (ii) any Accrued Dividends ((i) and (ii), collectively, the “Preference Amount”) plus (iii) accrued and unpaid distributions as of the redemption date. Any time after the first anniversary of the Closing but on or prior to the second anniversary of the Closing, the Company may redeem all or any portion of the Series A-1 Preferred Stock in cash at a price equal to 102.0% of (i) the Preference Amount plus (ii) accrued and unpaid distributions as of the redemption date. Any time after the second anniversary of the Closing but on or prior to the third anniversary of the Closing, the Company may redeem all or any portion of the Series A-1 Preferred Stock in cash at a price equal to 101.0% of (i) the Preference Amount plus (ii) accrued and unpaid distributions as of the redemption date. Any time after the third anniversary of the Closing, the Company may redeem all or any portion of the Series A-1 Preferred Stock in cash at a price equal to (i) the Preference Amount plus (ii) accrued and unpaid distributions as of the redemption date. The foregoing redemptions are referred to as an “Optional Redemption.”

If (i) a Change of Control (as defined in the Series A-1 Preferred Stock Certificate of Designations) occurs, the Company shall have the option to redeem, and the holders of Series A-1 Preferred Stock may elect to have redeemed, in whole or in part, the shares of Series A-1 Preferred Stock, or (ii) a Bankruptcy Triggering Event (as defined in the Series A-1 Preferred Stock Certificate of Designations) occurs, the Company shall redeem all of the Series A-1 Preferred Stock, in each case by paying the redemption price payable on an optional redemption as of the date of such redemption.

The Series A-1 Preferred Stock is mandatorily redeemable on the Mandatory Redemption Date, at a price per share of Series A-1 Preferred Stock equal to the Preference Amount plus accrued and unpaid distributions as of the Mandatory Redemption Date.

Following the second anniversary of the Closing, if there is a redemption resulting from a Change of Control or an Optional Redemption, the Company shall pay to the holders of Series A-1 Preferred Stock an Incremental Amount (as defined in the Series A-1 Preferred Stock Certificate of Designations) in cash under certain circumstances, and in accordance with the formula, set forth in the Series A-1 Preferred Stock Certificate of Designations.

The Series A-1 Preferred Stock Certificate of Designations also provides that, upon any transfer of a share of Series A-1 Preferred Stock to any person other than a Permitted Transferee (as defined in the Series A-1 Preferred Stock Certificate of Designations) of the applicable holder thereof, such share of Series A-1 Preferred Stock shall automatically convert into one share of Series A-2 Preferred Stock of the Company, par value of $0.0001 (the “Series A-2 Preferred Stock”). The terms of the Series A-2 Preferred Stock, as set forth in the certificate of designations designating the Series A-2 Preferred Stock, the form of which is attached as Annex I-2 to the Investment Agreement (the “Series A-2 Preferred Stock Certificate of Designations” and, together with the Series A-1 Preferred Stock Certificate of Designations, the “Certificates of Designations”), shall be identical to the terms of the Series A-1 Preferred Stock in all material respects except that the payment of the Incremental Amount and conversion described in the preceding sentence shall not apply to the Series A-2 Preferred Stock.

The Series A-1 Preferred Stock is not convertible into Common Stock.

Each holder of Series A-1 Preferred Stock will have one vote per share on any matter on which holders of Series A-1 Preferred are entitled to vote (as described below), whether at a meeting or by written consent. The holders of shares of Series A-1 Preferred Stock do not otherwise have any voting rights except as required by applicable law.

The vote or consent of the holders of at least a majority of the shares of Series A-1 Preferred Stock and Series A-2 Preferred Stock outstanding at such time, voting together as a single class, is required in order for the Company to (i) amend, alter or repeal any provision of (x) its Amended and Restated Certificate of Incorporation (excluding the Certificates of Designations) or Bylaws in a manner that would materially and adversely affect the rights, preferences, privileges or powers of the Series A-1 Preferred Stock or Series A-2 Preferred Stock, as applicable, or (y) the Certificates of Designations, (ii) authorize or issue any capital stock ranking senior or pari passu to the Series A-1 Preferred Stock or the Series A-2 Preferred Stock, (iii) incur, assume or guarantee any indebtedness, subject to the exceptions set forth therein, and (iv) declare, pay or set aside any dividend on, or make any distribution with respect to, or redeem, purchase or make a liquidation payment relating to, any capital stock ranking pari passu or junior to the Series A-1 Preferred Stock and Series A-2 Preferred Stock, subject to the exceptions set forth therein.

In addition, the vote or consent of the holders of at least a majority of the shares of Series A-1 Preferred Stock outstanding at such time, voting together as a single class, is required in order for the Company to amend, alter or repeal any provision of the Amended and Restated Certificate of Incorporation (including the Certificates of Designations) or Bylaws in a manner that would materially and adversely affect the rights, preferences, privileges or powers of the Series A-1 Preferred Stock compared to those of the Series A-2 Preferred Stock.

Warrants to Purchase Company Common Stock

Pursuant to the Investment Agreement, the Company has agreed to issue the Warrant to purchase 11,800,000 shares of Common Stock Common Stock at an exercise price of $0.01 per share, subject to certain customary anti-dilution adjustments provided under the Warrants, including among others for stock splits, reclassifications, combinations and dividends or distributions made by the Company on the Common Stock. The Warrants are exercisable on a cash or net settlement basis. The Warrants, including any Additional Warrants issued after the Closing, will expire ten years after the date of issuance, except as otherwise provided therein.

Investor Rights Agreement

On the closing date, the Company will amend and restate its Investor Rights Agreement, dated as of September 30, 2021 (the “Investor Rights Agreement”), by and among the Company, Cerberus Telecom Acquisition Holdings, LLC (“Cerberus”), the ABRY Entities (as defined therein) (“ABRY”) and certain other stockholders of Maple Holdings Inc. (a predecessor entity to the Company). The amendment and restatement of the Investor Rights Agreement (the “Amended and Restated Investor Rights Agreement”) will be by and among the Company, Cerberus, ABRY and the Purchaser.

Pursuant to the Amended and Restated Investor Rights Agreement, the board of directors of the Company (the “Board”) shall be comprised of up to ten (10) directors, which shall include (i) up to two directors designated by the ABRY, (ii) up to two directors designated by Cerberus, (iii) up to two directors designated by the Purchaser, (iv) three independent directors designated by the Board and (v) the chief executive officer of the Company.

Each of ABRY and Cerberus will be entitled to designate two directors to be appointed to the Board until such time as it no longer owns shares of Common Stock representing greater than 5% of the total shares of Common Stock then-outstanding. The Purchaser will be entitled to designate two directors to be appointed to the Board until such time as it and its affiliates no longer own at least 7,866,666 shares of Common Stock.

The Amended and Restated Investor Rights Agreement provides customary registration rights for the shares of Common Stock underlying the Warrant and any Additional Warrants issued pursuant to the Investment Agreement to the Purchaser.

In connection with the Amended and Restated Investor Rights Agreement, the Company is entering into voting agreements with each of (a) Cerberus and (b) ABRY.

New Credit Agreement

On November 9, 2023, the Company, only with respect to certain limited sections thereof, KORE Wireless Group, Inc., as borrower, and certain other subsidiaries of the Company, as guarantors, entered into a certain credit agreement with Whitehorse Capital Management, LLC, as Administrative Agent and Collateral Agent, and UBS Securities LLC, as Lead Arranger and Bookrunner (the “New Credit Agreement”), that consisted of a term loan of $185.0 million (the “Senior Secured Term Loan”) as well as a senior secured revolving credit facility of $25.0 million (the “Senior Secured Revolver Facility” and, together with the Senior Secured Term Loan, the “Credit Facilities”). Borrowings under the Senior Secured Term Loan and the Senior Secured Revolver Facility bear interest at a rate which can be, at the borrower’s option, either (1) Term SOFR for a specified interest period plus an applicable margin of up to 6.50% or (2) a base rate plus an applicable margin of up to 5.50%. After the closing date, the applicable margins for Term SOFR rate and base rate borrowings are each subject to a reduction to 6.25% and 6.00% if the borrower maintains a First Lien Net Leverage Ratio of less than 2.25:1.00 and greater than or equal to 1.75:1.00 and less than 1.75:1.00, respectively. The Term SOFR rate is subject to a “floor” of 1.0%. Additionally, the borrower is required to pay a commitment fee of up to 0.50% per annum of the unused balance of the Senior Secured Revolver Facility. The quarterly interest is paid on the last business day of each interest period (for Term SOFR loans) and on the last business day of each March, June, September and December (for Base Rate loans), except at maturity. Principal on the Senior Secured Term Loan is paid on the last business day of each March, June, September and December and principal on the Senior Secured Revolver Facility is paid at maturity. The proceeds of the Credit Facilities have been used to fully repay the previously existing senior secured term loan and revolver facilities entered into December 21, 2018 (as from time to time amended and supplemented) with UBS. The New Credit Agreement provides for certain limitations on cash dividends and other distributions from the Company’s subsidiaries to the Company (including the Company’s ability to pay cash dividends to its shareholders) and contains, among other things, financial covenants related to maximum total debt to adjusted EBITDA ratio and a first lien debt to adjusted EBITDA ratio. The Credit Facilities are secured by substantially all the Company’s subsidiaries assets. At closing of the transaction, the Senior Secured Term Loan was fully drawn and the amount drawn under the Senior Secured Revolver Facility was $0.

The obligations of the Company and the obligations of the borrower and the guarantors under the Credit Facilities are secured by first priority pledges of and security interests in (i) substantially all of the existing and future equity interests of KORE Wireless Group, Inc. and each of its subsidiaries organized in the U.S. held by the borrower or the guarantors under the Credit Facilities, as well as 65% of the existing and future equity interests of certain first-tier foreign subsidiaries held by the borrower or the guarantors under the Credit Facilities and substantially all of the existing and future equity of any subsidiary organized in the U.S. that is held by certain foreign subsidiaries and (ii) substantially all of the KORE Wireless Group, Inc.’s and each guarantor’s tangible and intangible assets, in each case subject to certain exceptions and thresholds.

The foregoing description of the Investment Agreement, the terms of the Series A-1 Preferred Stock and Series A-2 Preferred Stock, the Certificate of Designations relating to the Series A-1 Preferred Stock and the Series A-2 Preferred Stock, the form of Warrant and Additional Warrants, the form of Amended and Restated Investor Rights Agreement, the form of Voting Agreement and the New Credit Agreement is not complete and is qualified in its entirety by reference to the full text of the Investment Agreement (and the forms of the Certificates of Designations, Warrant, Amended and Restated Investor Rights Agreement and Voting Agreements attached thereto) and the New Credit Agreement, which are attached to this report as Exhibits 10.1 and 10.2 to this Current Report, respectively, and are incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

The information set forth under Item 1.01 of this Form 8-K is incorporated into this Item 1.02 by reference.

Item 2.02	Results of Operations and Financial Condition.

On November 9, 2023, the Company issued a press release announcing its financial results for the quarter ended September 30, 2023. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities

The information disclosed in Item 1.01 of this Current Report is incorporated in this Item 3.02 by reference. All of the shares of Common Stock issued pursuant to the Investment Agreement and the Warrants will be offered and sold by the Company pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(a)(2) thereof.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 of this Current Report is incorporated by reference into this Item 3.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed with this Current Report:

Exhibit No.	Description

10.1	Investment Agreement, dated as of November 9, 2023, by and between the Company and Searchlight IV KOR, L.P.

10.2	New Credit Agreement

99.1	Press release dated November 9, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KORE Group Holdings, Inc.

Date: November 9, 2023	By:	/s/ Jack W. Kennedy Jr.
		Name:	Jack W. Kennedy Jr.
		Title:	Executive Vice President, Chief Legal Officer & Secretary